UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

Martin Marietta Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(919) 781-4550
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

On December 22, 2014, Martin Marietta Materials, Inc. issued a press release announcing that its offers to exchange all of its outstanding Floating Rate Senior Notes due 2017 (the “Original 2017 Notes”) for its Floating Rate Senior Notes due 2017, which are registered under the Securities Act of 1933, as amended (the “Securities Act”) and all of its outstanding 4.250% Senior Notes due 2024 (the “Original 2024 Notes” and, together with the Original 2017 Notes, the “Original Notes”) for its 4.250% Senior Notes due 2024, which are registered under the Securities Act, expired on December 19, 2014 at 5:00 p.m., New York City time. As of the expiration date, $300,000,000 aggregate principal amount of the Original 2017 Notes and $400,000,000 aggregate principal amount of the Original 2024 Notes had been validly tendered and not validly withdrawn. Martin Marietta Materials, Inc. accepted for exchange all of the validly tendered and not validly withdrawn Original Notes, and settlement will be made in accordance with the terms of the exchange offer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

(Registrant)

Date: December 22, 2014	By:	/s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 22, 2014